UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2012

Dell Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-17017	74-2487834
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Dell Way, Round Rock, Texas 78682

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 289-3355

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure.

On July 2, 2012, Dell Inc. (“Dell”) and Quest Software, Inc. (“Quest”) issued a joint press release announcing the matters reported in Item 8.01 of this report. A copy of the press release is furnished as Exhibit 99.1 to this report and incorporated by reference in this Item 7.01.

On July 2, 2012, Dell and Quest made an investor presentation with respect to the foregoing matters. A copy of the investor presentation is furnished as Exhibit 99.2 to this report and incorporated by reference in this Item 7.01.

In accordance with General Instruction B.2 to Form 8-K, the information contained in this Item 7.01 of this report, and in Exhibits 99.1 and 99.2 hereto, is being “furnished” with the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities under such section. Furthermore, such information shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, unless specifically identified as being incorporated therein by reference.

Item 8.01 — Other Events.

On June 30, 2012, Dell entered into certain agreements described below relating to Dell’s proposed acquisition by merger of Quest, a company that designs, develops, markets, distributes, and supports enterprise systems management software products.

Agreement and Plan of Merger

On June 30, 2012, Dell entered into an Agreement and Plan of Merger, dated as of June 30, 2012 (the “Merger Agreement”), by and among Dell, Diamond Merger Sub Inc., a Delaware corporation and a wholly owned subsidiary of Dell (“Purchaser”), and Quest, pursuant to which Dell will acquire Quest.

The Merger Agreement provides for the merger of Purchaser with and into Quest (the “Merger”) with Quest surviving the Merger as a wholly owned subsidiary of Dell. The Merger Agreement, subject to the terms and conditions thereof, provides for the conversion of all outstanding shares of Quest common stock, par value $0.001, into $28.00 per share in cash, without interest, excluding any dissenting shares, any shares held by Dell, Purchaser or any of their respective subsidiaries and any treasury shares, all of which will be cancelled.

The closing of the Merger is subject to customary closing conditions, including adoption of the Merger Agreement by Quest’s stockholders and regulatory approvals. Closing is not subject to any financing condition or a vote of Dell’s stockholders.

Pursuant to the terms of the Merger Agreement, Quest is subject to customary “no-shop” restrictions on its ability to solicit alternative acquisition proposals from third parties and to provide information to and participate in discussions and engage in negotiations with third parties regarding alternative acquisition proposals. Prior to the requisite stockholder approval of the Merger by Quest’s stockholders, the “no-shop” provision is subject to a customary “fiduciary-out” provision that allows Quest, under certain circumstances, to provide information to and participate in discussions and engage in negotiations with third parties with respect to an alternative acquisition proposal that Quest’s Board of Directors (the “Quest Board”), or any committee thereof, has determined is, or could reasonably be expected to result in, a Superior Proposal (as defined in the Merger Agreement). In addition, the Quest Board may change its recommendation with respect to the Merger if the Quest Board determines in good faith, after consultation with outside legal counsel, that the failure to do so would be inconsistent with the Quest Board’s fiduciary duties under applicable law.

The Merger Agreement contains certain termination rights for Dell and Quest. Upon termination of the Merger Agreement under specified circumstances, including as a result of Quest entering into an alternative acquisition agreement that constitutes a Superior Proposal, Quest will be required to pay Dell a termination fee equal to $59,205,761. If the Merger Agreement is terminated as a result of the failure of Quest to obtain stockholder approval of the Merger, Quest will be required to reimburse Dell for out-of-pocket expenses incurred in connection with the Merger Agreement up to $5.0 million.

In addition, subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by December 30, 2012, subject to a limited extension right of each party.

The Merger Agreement contains customary representations, warranties and covenants by Dell, Purchaser and Quest, including covenants regarding operation of the business of Quest and its subsidiaries prior to the closing.

The foregoing summary of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement filed herewith as Exhibit 99.3, which is incorporated by reference in this Item 8.01.

Voting Agreement

Vincent C. Smith, Chairman and Chief Executive Officer of Quest, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1 and the Teach A Man To Fish Foundation beneficially own approximately 33% of the outstanding Company common stock and, concurrently with the execution of the Merger Agreement and in their capacities as stockholders of Quest, have entered into a voting agreement, dated as of June 30, 2012 (the “Voting Agreement”), with Dell and Quest, pursuant to which they have agreed to, among other things, vote their shares in favor of the approval of the Merger Agreement and other proposals necessary to consummate the Merger unless such Voting Agreement is terminated pursuant to its terms.

The foregoing description of the Voting Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the Voting Agreement, which is filed as Exhibit 99.4 to this report and incorporated by reference in this Item 8.01.

Cautionary Note Regarding the Merger Agreement

The Merger Agreement has been included to provide investors with information regarding its terms. It is not intended to provide any other factual information about Quest, Dell or Purchaser. In particular, the representations and warranties contained in the Merger Agreement were made only for the purposes of the Merger Agreement as of the specific dates therein, and were solely for the benefit of the parties to the Merger Agreement.

The representations and warranties contained in the Merger Agreement may be subject to limitations agreed upon by the parties to the Merger Agreement and are qualified by information in confidential disclosure schedules provided by Quest in connection with the signing of the Merger Agreement. These confidential disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement may be subject to a standard of materiality provided for in the Merger Agreement and have been used for the purpose of allocating risk among Quest, Dell and Purchaser, rather than establishing matters of fact. Information concerning the subject matter of the representations and warranties may also change after the date of the Merger Agreement, which subsequent information may not be fully disclosed in the parties’ public disclosures. Accordingly, the representations and warranties in the Merger Agreement may not constitute the actual state of facts about Quest, Dell or Purchaser. Investors are not third party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of Quest, Dell or Purchaser, or any of their respective subsidiaries or affiliates.

Forward-looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on Dell’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including the expected benefits and costs of the merger transaction described herein; management plans relating to the transaction; the expected timing of the completion of the transaction; the ability to complete the transaction; any statements of the plans, strategies and objectives of management for future operations, including the execution of integration plans relating to the transaction; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include the possibility that expected benefits of the transaction may not be realized as expected; that the transaction may not be timely completed, if at all; that, prior to the completion of the transaction, Quest’s business may not perform as expected due to transaction-related uncertainty or other factors; that the parties are unable to successfully implement integration strategies; and other risks, uncertainties and other factors that are described in Dell’s and Quest’s Securities and Exchange Commission reports, including but not limited to the risks described in Dell’s Annual Report on Form 10-K for its fiscal year ended February 3, 2012 and Quest’s Annual Report on Form 10-K for its fiscal year ended December 31, 2011. Dell assumes no obligation, and does not intend, to update these forward-looking statements.

Item 9.01 — Financial Statements and Exhibits.

Dell herewith furnishes Exhibits 99.1 and 99.2 to this report and files Exhibits 99.3 and 99.4 to this report:

(d)	Exhibits

Exhibit Number	Description

99.1	Press Release, dated July 2, 2012

99.2	Investor Presentation, dated July 2, 2012

99.3	Agreement and Plan of Merger, dated as of June 30, 2012, among Dell Inc., Diamond Merger Sub Inc. and Quest Software, Inc.

99.4	Voting Agreement, dated as of June 30, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1, the Teach A Man To Fish Foundation, Dell Inc. and Quest Software, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELL INC.

Date: July 1, 2012	By:	/s/ Janet B. Wright
Janet B. Wright,
Vice President and Assistant Secretary
(Duly Authorized Officer)

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press Release, dated July 2, 2012

99.2	Investor Presentation, dated July 2, 2012

99.3	Agreement and Plan of Merger, dated as of June 30, 2012, among Dell Inc., Diamond Merger Sub Inc. and Quest Software, Inc.

99.4	Voting Agreement, dated as of June 30, 2012, among Vincent C. Smith, the Vincent C. Smith Annuity Trust 2010-1, the Vincent C. Smith Annuity Trust 2010-2, the Vincent C. Smith Annuity Trust 2011-1, the Teach A Man To Fish Foundation, Dell Inc. and Quest Software, Inc.